UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2021

Direct Investment Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-11777	95-6799846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Roosevelt Road, Building C Suite 120, Glen Ellyn, IL 60137

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (630) 366-2080

First Equity Properties, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.01 par value

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	FEPI	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

1. A Statement of Correction (the "Amendment") has been approved by the Board of Directors of First Equity Properties, Inc. and filed as a Certificate of Correction with the Secretary of State of the State of Nevada amending the name of the corporation. The name was changed from First Equity Properties Inc. to Direct Investment Holdings Group, Inc.

2. The effective date of the Amendment for corporate purposes was 8/25/2021, the date of the Nevada filing being accepted for filing by the Nevada Secretary of State. The effective date for SEC reporting purposes is the date that Edgar Solutions, the corporation's filing agent, updates the SEC EDGAR database to reflect the new entity name, which is anticipated to be 9/2/2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Direct Investment Holdings Group, Inc.
(Registrant)

Date: September 2, 2021	By:	/s/ James Anderson
James Anderson, President